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                                                                    EXHIBIT 99.1


                       [EOTT ENERGY PARTNERS, L.P. LOGO]


                      P.O. BOX 4666, HOUSTON, TX 77210-4666


                                                FOR FURTHER INFORMATION CONTACT:
                                                            Kirk Brewer or
                                                            Caroline Pecquet
                                                            713-993-5152


            EOTT ENERGY PARTNERS L.P. PROCEEDS WITH RESTRUCTURING AS
             EOTT ENERGY CORP. JOINS EOTT'S VOLUNTARY PRE-NEGOTIATED
                               RESTRUCTURING PLAN


HOUSTON, Oct. 21, 2002 -- EOTT Energy Partners, L.P. (EOTPQ:PK) announced today that its general partner, EOTT Energy Corp., filed a Chapter 11 proceeding for purposes of joining in the voluntary, pre-negotiated restructuring plan that EOTT Energy Partners, L.P. and its subsidiaries (EOTT) filed on October 8. This move is another step in EOTT's restructuring plan to formalize a complete legal separation from Enron. EOTT Energy Corp. will cease to exist upon confirmation of the plan of reorganization. Also upon confirmation, the restructuring plan will allow EOTT to significantly reduce its debt and restructure its finances. EOTT anticipates the restructuring will be completed in early 2003.

EOTT has requested that the Bankruptcy Court administratively consolidate EOTT Energy Corp.'s filing with EOTT's previously filed cases and provide for EOTT Energy Corp. to be subject to the same first-day orders.

The Enron settlement agreement that is part of the restructuring plan provides for a complete legal separation of EOTT from Enron upon confirmation of the plan of reorganization and a $1.25 million payment to Enron. The plan provides for all of Enron's claims against EOTT, which exceed $50.0 million, to be eliminated in exchange for a $6.2 million note to Enron. Additionally, EOTT has agreed it will no longer pursue claims against Enron Corp. or attempt to recover any amounts payable to EOTT. Enron has agreed to release its other claims against EOTT and EOTT Energy Corp.

On October 9, the Court approved first-day orders authorizing, among other things, that EOTT's crude oil and feedstock suppliers, critical vendors, and employee regular pay and benefits be paid in the ordinary course of business for both pre-petition claims and post-petition business. EOTT's Debtor-in-Possession
(DIP) financing received interim approval by the court on October 17, with a final approval hearing scheduled for October 24.



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ABOUT EOTT

For current information on the plan of reorganization, please see updates at www.eott.com.

EOTT Energy Partners, L.P. is a major independent marketer and transporter of crude oil in North America. EOTT also processes, stores, and transports MTBE, natural gas and other natural gas liquids products. EOTT transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of intrastate and interstate pipeline and gathering systems and a fleet of more than 230 owned or leased trucks. The partnership's common units are traded under the ticker symbol "EOTPQ:PK".

SAFE HARBOR STATEMENT

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although EOTT Energy Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, approval by the Bankruptcy Court of the pre-negotiated restructuring plan and related matters, EOTT's ability to successfully operate under the plan once approved and implemented, EOTT's ability to maintain its critical commercial relationships, continued availability of Debtor-in-Possession financing, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of the partnership's risk management activities, the partnership's success in its continuing efforts to reduce costs, and general conditions in the oil and gas and financial markets during the periods covered by the forward-looking statements.



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